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         THIS CREDIT AGREEMENT dated as of April 23, 2003, by and among PREIT
Associates, L.P., a Delaware limited partnership (the "Borrower"), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the "Parent"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 11.5.(d), and Wells Fargo Bank, National Association, as Agent.

         WHEREAS, the Lenders are willing to make available to the Borrower a $200,000,000 credit facility, which will include a $175,000,000 term loan credit facility and a $25,000,000 revolving credit facility, on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

Section 1.1.  Definitions.

         In addition to terms defined elsewhere herein, the capitalized terms used herein shall have their respective defined meanings as set forth in Annex I.

Section 1.2.  General; References to Times.

         Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect as of the Agreement Date. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to San Francisco, California time.

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                          ARTICLE II. CREDIT FACILITIES

Section 2.1. Loans.

         (a) Revolving Loans. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Revolving Credit Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Revolving Commitment. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans.

         (b) Term Loans. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Term Loan Facility Expiration Date, each Lender severally and not jointly agrees to make Term Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Term Commitment; provided, however, the aggregate amount of Term Loans advanced to finance the acquisition of a given Rouse Property shall not exceed the amount set forth with respect to such Property on Schedule 2.1.(b). Once repaid, the principal amount of a Term Loan may not be reborrowed.

         (c) Requesting Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing of each borrowing of Loans. Each Notice of Borrowing shall be delivered to the Agent before 9:00 a.m. (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and
(ii) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date of such borrowing. The Agent will transmit by telecopy or other similar form of transmission the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Agent. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower.

         (d) Disbursements of Loan Proceeds. No later than 9:00 a.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent, in immediately available funds, the proceeds of the Loan or Loans to be made by such Lender. With respect to Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower no later than 12:00 noon on the date and at the account specified by the Borrower in such Notice of Borrowing.

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Section 2.2.  Rates and Payment of Interest on Loans.

         (a) Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

                  (i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time); and

                  (ii) during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor (from the first day to, but excluding, the last day of such Interest Period), plus the Applicable Margin for such Loan.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

         (b) Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

Section 2.3.  Number of Interest Periods.

         There may be no more than (a) 4 different Interest Periods outstanding at the same time with respect to Revolving Loans and (b) 4 different Interest Periods outstanding at the same time with respect to Term Loans.


Section 2.4.  Repayment of Loans.

         The Borrower shall repay the entire outstanding principal amount of, and all accrued and unpaid interest on, all (a) Revolving Loans on the Revolving Credit Termination Date and (b) all Term Loans on the Term Loan Maturity Date.

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Section 2.5.  Late Charges.

         If any payment required under this Agreement is not paid within 10 days after it becomes due and payable, the Requisite Lenders may, by notice to the Borrower, require that the Borrower pay a late charge for late payment to compensate the Lenders for the loss of use of funds and for the expenses of handling the delinquent payment, in an amount not to exceed four percent (4.0%) of such delinquent payment. Such late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest. In the event the maturity of the Obligations hereunder occurs or is accelerated pursuant to Section 9.2., this Section shall apply only to payments overdue prior to the time of such acceleration. This Section shall not be deemed to be a waiver of the Lenders' right to accelerate payment of any of the Obligations as permitted under the terms of this Agreement.

Section 2.6.  Prepayments.

         (a) Optional. Subject to Section 4.4., the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Agent at least three (3) Business Days prior written notice of the prepayment of any Loan.

         (b) Mandatory.

                  (i) Disposition of Assets. Promptly (and in any event within 5 Business Days) following the receipt by the Parent, the Borrower or any Subsidiary of Net Proceeds in excess of $50,000 in respect of any Disposition or Casualty Event, the Borrower shall repay a principal amount of the Loans in an amount equal to 100% of the Net Proceeds of such Disposition or Casualty Event.

                  (ii) Equity and Debt Issuance. Upon any Equity Issuance or Debt Issuance by the Parent, the Borrower or any Subsidiary, the Borrower shall repay a principal amount of the Loans in an amount equal to 100% of the Net Proceeds of such Equity Issuance or Debt Issuance to the extent, in the case of a Debt Issuance, such Net Proceeds exceed $50,000. The provisions of this clause (ii) shall not apply to Net Proceeds resulting from the refinancing of Indebtedness currently secured by either the Dartmouth Mall or Moorestown Mall to the extent such Net Proceeds are used to finance the acquisition of any of the Rouse Properties.

Repayments of Loans required to be made pursuant to any of the immediately preceding clauses shall be applied in accordance with Section 3.2.

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Section 2.7.  Continuation.

         So long as no Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 9:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Continue as a LIBOR Loan having an Interest Period of one month notwithstanding the Borrower not complying with this Section.

Section 2.8.  Conversion.

         So long as no Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 9:00 a.m. one Business Day prior to the date of any proposed Conversion into Base Rate Loans and three Business Days prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.9.  Notes.

         (a) The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A (each a "Revolving Note"), payable to the order of such Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed.

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         (b) The Term Loans made by each Lender shall, in addition to this
Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit B (each a "Term Note"), payable to the order of such Lender in a principal amount equal to the amount of its Term Commitment as originally in effect and otherwise duly completed.

Section 2.10.  Extension of Termination Dates.

         The Borrower may request that the Agent and the Lenders extend the current Revolving Credit Termination Date and/or Term Loan Maturity Date, in either case, by 90 days by executing and delivering to the Agent at least 30 days prior to the current Revolving Credit Termination Date or Term Loan Maturity Date, as applicable, a written request for such extension. The Agent shall forward to each Lender a copy of any such extension request delivered to the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Revolving Credit Termination Date or Term Loan Maturity Date, as applicable, shall be extended for 90 days: (a) immediately prior to such extension and immediately after giving effect thereto, no Default or Event of Default shall exist and (b) the Borrower shall have paid the Fees payable under Section 3.6.(c). The Revolving Credit Termination Date and Term Loan Maturity Date may be extended only one time in each case pursuant to this subsection.

            ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1.  Payments.

         Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent, not later than 11:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note of such Lender shall be paid to such Lender, by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. If the Agent fails to pay such amounts to such Lender within one Business Day of receipt by the Agent, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

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Section 3.2.  Pro Rata Treatment.

         Except to the extent otherwise provided in this Agreement: (a) each borrowing from the Lenders under Section 2.1.(a) and (b) shall be made from the Lenders and each payment of the Fees under Section 3.6. shall be made for the account of the Lenders pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of Revolving Loans, the outstanding principal amount of such Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Revolving Commitments; (c) each payment or prepayment of principal of Term Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans then owing to each of them; (d) each payment of interest on Revolving Loans and Term Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (e) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Commitments or Term Commitments (in the case of making of Revolving Loans or Term Loans, as applicable) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous.

Section 3.3.  Sharing of Payments, Etc.

         If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or a Loan Party through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 9.5., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, pay such amounts to the other Lenders and make such other adjustments from time to time as shall be equitable, so that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 9.5. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

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Section 3.4.  Several Obligations.

         No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.  Minimum Amounts.

         (a) Borrowings. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $25,000 in excess thereof. Each borrowing and Continuation of, and each Conversion of Base Rate Loans into, LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $25,000 in excess of that amount. Notwithstanding the foregoing, any such borrowing of Loans may be in the aggregate amount of the unused Revolving Commitments or Term Commitments, as applicable.

         (b) Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof or, if all Loans are being prepaid at such time, the prepayment may be in such other amount as is then outstanding.

Section 3.6.  Fees.

         (a) Facility Fees. On the Effective Date, the Borrower agrees to pay to the Agent for the account of each Lender such facility fees as agreed to by the Borrower, the Agent and such Lender.

         (b) Unused Fee. During the period from the Effective Date to but excluding the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent for the account of the Lenders an unused facility fee equal to 0.125% per annum of the amount by which the aggregate amount of the Revolving Commitments exceeds the aggregate amount of the Revolving Loans. Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Credit Termination Date.

         (c) Extension Fee. If, pursuant to Section 2.10., the Borrower exercises its right to extend the Revolving Credit Termination Date or the Term Loan Maturity Date, the Borrower agrees to pay to the Agent for the account of each Lender an extension fee equal to 0.20% of the amount of such Lender's (i) Revolving Commitment at such time, in the case of an extension of the Revolving Credit Termination Date or (ii) Term Commitment at such time, in the case of an extension of the Term Loan Maturity Date. Any such fee shall be paid to the Agent prior to, and as a condition to, any such extension.

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Section 3.7.  Computations.

         Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.8.  Usury.

         In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest described in Sections 2.2.(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement. Unless otherwise expressly provided herein, all fees and all charges, other than charges for the use of money, shall be fully earned and nonrefundable when due.

Section 3.9.  Statements of Account.

         The Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

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Section 3.10.  Defaulting Lenders.

         If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (a) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (b) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (c) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent until such Defaulting Lender cures its default.

Section 3.11.  Taxes.

         (a) Taxes Generally. Except as provided in subsection (c) of this Section, all payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender's assets, income, receipts or branch profits and (iv) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

                  (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

                  (iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

         (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         (c) Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code. Each Lender shall (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof as may be reasonably requested by the Borrower or the Agent. The Borrower shall not be required to pay any amount pursuant to last sentence of subsection (a) above to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Lender, Participant or the Agent, as applicable, fails to comply with the requirements of this subsection nor shall the Borrower be precluded from deducting any applicable withholding taxes in such case. If any such Lender or Participant fails to deliver the above forms or other documentation, then the Agent may withhold from such payment to such Lender such amounts as are required by the Code. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.

                       ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1.  Additional Costs; Capital Adequacy.

         (a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

         (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

         (c) Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Agent and or such Lender agrees to furnish to the Borrower (and in the case of a Lender to the Agent as well) a certificate setting forth the basis and amount of each request by the Agent or such Lender for compensation under this Section. Determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2.  Suspension of LIBOR Loans.

         Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period: (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR for such Interest Period or (b) the Agent determines (which determination shall be conclusive) that LIBOR will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period; then the Agent shall give the Borrower and each Lender prompt notice thereof, and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan in accordance with Section 4.5.

Section 4.3.  Illegality.

         Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4.  Compensation.

         The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:
(a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan or (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation. Upon the Borrower's request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

Section 4.5.  Treatment of Affected Loans.

         If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to
Section 4.1.(b), 4.2. or 4.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b) or 4.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 4.1., 4.2. or 4.3. that gave rise to such Conversion no longer exist:
(a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans and (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans. If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 4.6.  Change of Lending Office.

         Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.11., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

                         ARTICLE V. CONDITIONS PRECEDENT

Section 5.1.  Initial Conditions Precedent.

         The obligation of the Agent and the Lenders to make the initial Loans hereunder is subject to the following conditions precedent:

         (a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

                  (i) counterparts of this Agreement executed by each of the parties hereto;

                  (ii) Revolving Notes and Term Notes executed by the Borrower, payable to each Lender and complying with the terms of Sections 2.9.(a) and (b);

                  (iii) the Guaranty executed by each of the Guarantors initially to be a party thereto;

                  (iv) an opinion of counsel to the Parent, the Borrower, and the Guarantors, addressed to the Agent and the Lenders and covering the matters set forth on Exhibit C;

                  (v) a certificate of incumbency signed by the Secretary or Assistant Secretary of the Parent with respect to each of the officers of the Parent authorized to execute and deliver on behalf of the Parent and the Borrower the Loan Documents to which the Parent or the Borrower is a party and to execute and deliver (or make by telephone in the case of Notices of Conversion or Continuation) on behalf of the Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation;

                  (vi) a certified copy (certified by the Secretary or Assistant Secretary of the Parent) of all necessary action taken by the Parent to authorize the execution, delivery and performance of the Loan Documents to which either the Parent or the Borrower is a party;

                  (vii) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Guarantor that directly, or indirectly through one or more Subsidiaries, owns, or is to acquire any interest in, a Rouse Property (or any Equity Interest in a Person that has an interest in a Rouse Property), certified as of a recent date by the Secretary of State of the State of formation of such Person;

                  (viii) a Certificate of Good Standing or certificate of similar meaning with respect to each such Guarantor (and in the case of a limited partnership, the general partner of such Guarantor) issued as of a recent date by the Secretary of State of the State of formation of each such Person and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified;

                  (ix) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor with respect to each of the officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party;

                  (x) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor that directly, or indirectly through one or more Subsidiaries, owns, or is to acquire any interest in, a Rouse Property (or any Equity Interest in a Person that has an interest in a Rouse Property) of the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity;

                  (xi) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor of all corporate, partnership, member or other necessary action taken by each Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

                  (xii) a Compliance Certificate based on the Parent's fiscal quarter ending March 31, 2003 detailing the pro forma effect of (A) the acquisition of Cherry Hill Mall, Moorestown Mall, The Gallery I and Exton Mall and the funding of the entire Term Commitment and (B) the acquisition of all Rouse Properties and the funding of the entire Commitments;

                  (xiii) such other documents and instruments as the Agent, or any Lender through the Agent, may reasonably request; and

         (b) In the good faith judgment of the Agent:

                  (i) There shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and the other Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to have a Material Adverse Effect;

                  (ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) have a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

                  (iii) The Parent, the Borrower and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which, or the failure to make, give or receive which, would not reasonably be likely to (1) have a Material Adverse Effect, or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower, the Parent or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party.

Section 5.2.  Conditions Precedent to All Loans.

         The obligation of the Lenders to make any Loans is all subject to the further condition precedent that: (a) no Default, or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by each Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder; and (c) in the case of the borrowing of Loans, the Agent shall have received a timely Notice of Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time any such Loan is made that all conditions to the making of such Loan contained in Article
V. have been satisfied or waived as permitted hereunder.

Section 5.3.  Conditions as Covenants.

         If the Lenders make any Loans prior to the satisfaction of all conditions precedent set forth in Sections 5.1. and 5.2., the Borrower shall nevertheless cause such condition or conditions to be satisfied within 5 Business Days after the date of the making of such Loans unless waived as permitted hereunder.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1.  Representations and Warranties.

         In order to induce the Agent and each Lender to enter into this Agreement and to make Loans, the Borrower and the Parent each represents and warrants to the Agent and each Lender as follows:

         (a) Organization; Power; Qualification. Each of the Loan Parties is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

         (b) Ownership Structure. Part I of Schedule 6.1.(b) is a complete and correct list, as of the Agreement Date, of each Subsidiary of the Parent that owns, or is to acquire any interest in, a Rouse Property (or any Equity Interest in a Person that directly, or indirectly through one or more Subsidiaries, has an interest in a Rouse Property), setting forth (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. Except as disclosed in such Schedule (w) each of the Parent and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (x) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (y) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. Part II of Schedule 6.1.(b) is a complete and correct list of each Subsidiary of the Parent that will directly, or indirectly through a Subsidiary, own a Rouse Property upon the acquisition thereof, setting forth (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests.

         (c) Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder. The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

         (d) Compliance of Loan Documents and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Parent, the Borrower or any other Loan Party is a party in accordance with their respective terms, and the borrowings hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party or any other Subsidiary; (ii) result in a breach of or constitute a default under the declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other organizational documents of any Loan Party or any other Subsidiary, or any indenture, agreement or other instrument to which any Loan Party or any other Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party or any other Subsidiary other than in favor of the Agent for the benefit of the Lenders.

         (e) Compliance with Law; Governmental Approvals. Each Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to such Loan Party or such other Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess could not reasonably be expected to have a Material Adverse Effect.

         (f) Title to Properties. Each of the Parent, the Borrower, the other Loan Parties and all other Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its respective assets necessary to the conduct of their businesses.

         (g) Existing Indebtedness. As of the Agreement Date, the Loan Parties and the other Subsidiaries have performed and are in compliance with all of the terms of all Indebtedness of the Loan Parties and other Subsidiaries and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness.

         (h) Litigation. Except as set forth on Schedule 6.1.(h), there are no actions, suits or proceedings pending (nor, to the knowledge of the Parent or the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to any Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

         (i) Taxes. All federal, state and other tax returns of the Loan Parties and the other Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon any Loan Party or any other Subsidiary and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
Section 7.7. All charges, accruals and reserves on the books of the Parent and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

         (j) Financial Statements. The Parent has furnished to each Lender copies of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal year ending December 31, 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year ending on such date, with the opinion thereon of KPMG LLP. Such balance sheet and statements (including in each case related schedules and notes) present fairly, in accordance with GAAP consistently applied throughout the periods involved, and in all material respects, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods. Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.

         (k) No Material Adverse Change. Since December 31, 2002, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Parent and its consolidated Subsidiaries taken as a whole. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is Solvent.

         (l) ERISA. No member of the ERISA Group maintains or has ever maintained any Benefit Plan. No member of the ERISA Group contributes or is obligated to contribute to or has ever contributed to or been obligated to contribute to any Multiemployer Plan. No member of the ERISA Group has failed to make any contribution or payment in respect of any Benefit Arrangement, or made any amendment to any Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code.

         (m) Absence of Defaults. No Loan Party nor any other Subsidiary is in default under its declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by any Loan Party or any other Subsidiary under any agreement (excluding any Loan Document) or judgment, decree or order to which any Loan Party or any other Subsidiary is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (n) Environmental Laws. Each of the Loan Parties and the other Subsidiaries is in compliance with all applicable Environmental Laws and has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the foregoing the failure to obtain or to comply with could be reasonably expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, neither the Parent nor the Borrower is aware of, nor has either received notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to any Loan Party or any other Subsidiary, may unreasonably interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Parent's or the Borrower's knowledge after due inquiry, threatened, against any Loan Party or any other Subsidiary relating in any way to Environmental Laws which could be reasonably expected to have a Material Adverse Effect.

         (o) Investment Company; Public Utility Holding Company. No Loan Party nor any other Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

         (p) Margin Stock. No Loan Party nor any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         (q) Affiliate Transactions. Except as permitted by Section 8.7., no Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower is a party.

         (r) Business. As of the Agreement Date, the Parent, the Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of acquiring, developing, owning, operating and managing commercial real estate, including, retail, multi-family and industrial properties, together with related business activities and investments incidental thereto.

         (s) Accuracy and Completeness of Information. All written information, reports and other papers and data (excluding financial projections or other forward looking statements) furnished to the Agent or any Lender by, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, to the best of the Parent's and the Borrower's knowledge, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower or any other Loan Party or Subsidiary that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No document furnished or written statement made, in each case by, or at the direction of any Loan Party or any other Subsidiary to the Agent or any Lender in connection with the negotiation, preparation or execution of any Loan Document contains or will contain any untrue statement of a fact material to the creditworthiness of any Loan Party or any other Subsidiary or omits or will omit to state a fact material to the creditworthiness of any Loan Party or any other Subsidiary which is necessary in order to make the statements contained therein not misleading.

         (t) Not Plan Assets. None of the assets of any Loan Party or any other Subsidiary constitutes "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Benefit Plan. The execution, delivery and performance of the Loan Documents by the Loan Parties, and the borrowing and repayment of amounts thereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code for which no statutory or administrative exemption is available.

         (u) Tax Shelter Regulations. None of the Borrower, any other Loan Party nor any other Subsidiary intends to treat the Loans or the transactions contemplated by this Agreement and the other Loan Documents as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). If the Borrower, any other Loan Party or any other Subsidiary determines to take any action inconsistent with such intention, the Borrower will promptly notify the Agent thereof. If the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records, including the identity of the applicable Loan Parties, all as required by such Treasury Regulation.

Section 6.2.  Survival of Representations and Warranties, Etc.

         All statements contained in any certificate, financial statement or other instrument delivered by, or at the direction of, any Loan Party or any other Subsidiary to the Agent or any Lender (other than the content of any projections or other similar forward looking statements) pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by, or at the direction of, the Parent or the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Parent and the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

                       ARTICLE VII. AFFIRMATIVE COVENANTS

         For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 11.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 11.6., the Borrower and the Parent, as applicable, shall comply with the following covenants:

Section 7.1.  Financial Reporting and Other Information

         The Parent shall furnish to the Agent each of the following:

         (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Parent, the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of the Parent and its Subsidiaries for such period, and setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

         (b) Year-End Statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) certified by KPMG LLP or any other independent certified public accountants of recognized national standing acceptable to the Agent and the Requisite Lenders, whose opinion shall be unqualified and in scope and substance satisfactory to the Agent and the Requisite Lenders and who shall have authorized the Parent to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement.

         (c) Compliance Certificate. At the time the financial statements are furnished pursuant to the immediately preceding subsections (a) and (b), a certificate substantially in the form of Exhibit D (a "Compliance Certificate") executed on behalf of the Parent by the chief financial officer of the Parent
(i) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Parent and the Borrower, as applicable, were in compliance with the covenants contained in Section 8.1.; and (ii) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and, whether it is continuing and the steps being taken by the Parent or the Borrower with respect to such event, condition or failure.

         (d) Reports from Accountants. Upon the request of the Agent, copies of all reports, if any, submitted to the Parent or its Board of Trustees by its independent public accountants including, without limitation, any management report.

         (e) Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports, proxy statements and other written information so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower, any Subsidiary or any other Loan Party.

         (f) Securities Filings. Within 10 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent, any other Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange.

         (g) Pricing Certificate. At the time the financial statements are furnished pursuant to subsections (a) and (b) above, a certificate substantially in the form of Exhibit E (a "Pricing Certificate") executed by the chief financial officer of the Parent (i) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish the ratio of Total Liabilities to Gross Asset Value (as determined in accordance with Section 8.1.) and (ii) stating the corresponding level of Applicable Margin with respect to such ratio.

         (h) Annual Budget and Plans of the Parent. No later than 20 days before the end of each fiscal year of the Parent ending after December 31, 2000 and prior to the Termination Date, projected balance sheets, operating statements and cash flow budgets of the Parent and its Subsidiaries on a consolidated basis for each quarter of the next succeeding fiscal year, all itemized in reasonable detail. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent, and when appropriate its consolidated Subsidiaries, will be in compliance with the covenants contained in Section 8.1. and at the end of each fiscal quarter of the next succeeding fiscal year.

         (i) Ownership Share/Recourse Share Calculations. Promptly upon the request of the Agent, evidence of the Parent's calculation of the Ownership Share and Recourse Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to the Agent.

         (j) ERISA Notices. If and when any member of the ERISA Group (i) gives notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Benefit Plan which might constitute grounds for a termination of such Benefit Plan under Title IV of ERISA, or knows that the plan administrator of any Benefit Plan has given notice of any such reportable event, a copy of the notice of such reportable event given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Benefit Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Benefit Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Benefit Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Benefit Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Benefit Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, a certificate of the controller of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take.

         (k) Litigation and Governmental Proceedings. To the extent the Parent or the Borrower is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, the Borrower or any of its Subsidiaries are being audited.

         (l) Modification of Organizational Documents. At least five (5) Business Days prior to the effectiveness thereof, a copy of any amendment or other modification to the Trust Agreement, the Partnership Agreement, certificate or articles of incorporation, bylaws, partnership agreement or other similar organizational documents of the Parent, the Borrower or any other Loan Party that owns, or is to acquire any interest in, a Rouse Property (or any Equity Interest in a Person that directly, or indirectly through one or more Subsidiaries, has an interest in a Rouse Property).

         (m) Material Adverse Change. Prompt notice of any change in the business, assets, liabilities, financial condition, results of operations of the Parent, the Borrower, any Subsidiary or any other Loan Party which has had or could reasonably be expected to have Material Adverse Effect.

         (n) Default. Prompt notice of the occurrence of any Default or Event of Default.

         (o) Change in Ownership of the Parent. Prompt notice of any approval given by the board of trustees of the Parent to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to such "person" or "group" becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 9.9% of the total voting power of the then outstanding voting stock of the Parent.

         (p) Other Information, Etc. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations of the Parent, the Borrower, any other Loan Party or any other Subsidiary as the Agent (or any Lender through the Agent) may reasonably request.

         Upon receipt of any of the items referred to above (other than items requested under the immediately preceding subsection (p)), the Agent shall promptly forward a copy thereof to each Lender at its Lending Office. Upon receipt of any item requested by a Lender under the immediately preceding subsection (p), the Agent shall promptly forward a copy thereof to such Lender at its Lending Office.

Section 7.2.  Preservation of Existence and Similar Matters.

         Except as otherwise permitted under Section 8.4., the Borrower and the Parent shall preserve and maintain, and cause each Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.3.  Compliance with Applicable Law.

         The Borrower and the Parent shall comply, and cause each Subsidiary to comply, with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 7.4.  Maintenance of Property.

         In addition to the requirements of any of the other Loan Documents, the Borrower and the Parent shall (a) protect and preserve, and cause each Subsidiary to protect and preserve, all of its properties, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear and casualty excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times except where the failure to do any of the foregoing under clauses (a) and (b) herein could not reasonably be expected to have a Material Adverse Effect.

Section 7.5.  Conduct of Business.

         The Parent and the Borrower shall at all times carry on, and, except as permitted under Section 8.4., cause each of their Subsidiaries to carry on, its respective businesses as described in Section 6.1.(r).

Section 7.6.  Insurance.

         The Borrower and the Parent shall maintain, and cause each Loan Party to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law. The Borrower and the Parent shall from time to time deliver to the Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 7.7.  Payment of Taxes and Claims.

         The Borrower and the Parent shall pay or discharge, and cause each Subsidiary to pay and discharge, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person, except in each case, any such non-payment or failure to discharge which could not reasonably be expected to have a Material Adverse Effect; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower, the Parent or such Subsidiary, as applicable, in accordance with GAAP.

Section 7.8.  Books and Records; Visits and Inspections.

         The Borrower and the Parent will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower and the Parent will permit, and will cause each Subsidiary to permit, representatives of the Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in the Borrower's presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and so long as no Event of Default shall have occurred and be continuing, with reasonable notice and, at any time after the occurrence and during the continuance of a Default or Event of Default, all at the Borrower's expense.

Section 7.9.  Use of Proceeds.

         (a) Loans. The Borrower shall use the proceeds of the Term Loans to finance the acquisition of Cherry Hill Mall in Camden County, New Jersey, Moorestown Mall in Burlington County, New Jersey, The Gallery I in Philadelphia, Pennsylvania and Exton Mall in Chester County, Pennsylvania, in each case in connection with the Rouse Acquisition. The Borrower may also use up to $11,000,000 of the proceeds of the Term Loans for general corporate purposes. The Borrower shall use the proceeds of the Revolving Loans only for general corporate purposes, including without limitation, to finance (a) the acquisition of Plymouth Meeting Mall in Montgomery County and Echelon Mall in Camden County, New Jersey, in each case in connection with the Rouse Acquisition, (b) working capital needs and (c) capital expenditures.

         (b) Margin Stock. The Borrower and the Parent shall not, and shall not permit any Subsidiary, to use any part of the proceeds of any Loan to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 7.10.  Environmental Matters.

         The Borrower and the Parent shall comply, and cause all of its Subsidiaries to comply, with all Environmental Laws the failure to comply with which could reasonably be expected to have a Material Adverse Effect. If the Borrower, the Parent or any Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower, any Subsidiary or any other Loan Party alleging violations of any Environmental Law or requiring the Borrower, or Subsidiary or any other Loan Party to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Borrower, or Subsidiary or any other Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, the Borrower shall provide the Agent with a copy of such notice within 10 days after the receipt thereof by the Borrower or any of the Subsidiaries. The Borrower, the Parent and the Subsidiaries shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 7.11.  Further Assurances.

         At the Borrower's cost and expense, upon request of the Agent, the Borrower shall duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.12.  REIT Status.

         The Parent shall at all times maintain its status as a REIT.

Section 7.13.  Exchange Listing.

         The Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market's National Market System.

Section 7.14.  Guarantors.

         (a) Generally. The Parent shall cause any Subsidiary or Approved Joint Venture, as applicable that is not already a Guarantor and to which any of the following conditions apply (each a "New Guarantor"), to execute and deliver to the Agent an Accession Agreement to the Guaranty, together with the other items required to be delivered under the immediately following subsection (b):

                  (i) such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of any other Person (other than Indebtedness under Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from reasonable and customary exceptions to Nonrecourse Indebtedness, such as for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such Nonrecourse Indebtedness, post-default interest, attorney's fees and other costs of collection to the extent not covered by the value of the property constituting security for such Nonrecourse Indebtedness and other similar exceptions to recourse liability); or

                  (ii) such Subsidiary is formed or otherwise acquired after the Agreement Date and can become a party to the Guaranty without violating: (A) terms of its articles of incorporation, bylaws, operating agreement, partnership agreement, declaration of trust, shareholders agreement, member agreement or other similar organizational document, which terms expressly prohibit such Subsidiary from providing Guarantees of Indebtedness of any other Person, (B) any fiduciary obligation owing to the holders of an equity interest in such Subsidiary and imposed under Applicable Law or (C) the terms of any documents evidencing Indebtedness of such Subsidiary.

Any such Accession Agreement and the other items required under such subsection
(b) must be delivered to the Agent no later than 45 days following on the last day of the Parent's fiscal quarter during which any of the above conditions first applies to a Subsidiary. Notwithstanding the foregoing, if the assets of a Subsidiary consist solely of Equity Interests in another Subsidiary and such other Subsidiary is not required to become a Guarantor under the terms of this Section, then such Subsidiary shall not be required to become a Guarantor under the terms of this Section.

         (b) Required Deliveries. Each Accession Agreement delivered by a New Guarantor under the immediately preceding subsections (a) shall be accompanied by (i) the items that would have been delivered under Sections 5.1.(a)(iv), and
(vii) through (xi) if such New Guarantor had been a Guarantor on the Agreement Date; (ii) if such New Guarantor is not a Wholly Owned Subsidiary, a written acknowledgement of all Persons (other than Loan Parties) holding Equity Interests in such New Guarantor, pursuant to which such Persons acknowledge and consent to the Guaranty made by such New Guarantor and (iii) such other documents and instruments as the Agent may reasonably request.

         (c) Release of Certain Guarantors. The Borrower may request in writing that the Agent release a Guarantor that became a party to the Guaranty pursuant to subsection (a) above or Section 5.1., other than the Parent, if such Guarantor (i) will be, upon the release of the Guaranty, incurring Indebtedness secured by a Lien on its Properties and the documents evidencing such Indebtedness specifically prohibit such Guaranty, (ii) such Guarantor will be, upon the release of the Guaranty, selling, conveying, transferring or otherwise disposing of all or a substantial part of its business or assets, or (iii) the provisions of the immediately preceding subsection (a) no longer apply, and upon receipt of such request the Agent shall release such Guarantor from the Guaranty so long as: (I) such Guarantor is not otherwise required to be a party to the Guaranty under this Section; and (II) no Event of Default shall then be in existence or would occur as a result of such release.


                        ARTICLE VIII. NEGATIVE COVENANTS

         For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 11.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 11.6., the Borrower and the Parent, as applicable, shall comply with the following covenants:

Section 8.1.  Financial Covenants.

         (a) Minimum Tangible Net Worth. The Parent shall not permit its Tangible Net Worth determined on a consolidated basis at the end of any fiscal quarter to be less than (i) $228,835,000 plus (ii) 75% of the Net Proceeds of all Equity Issuances effected at any time after the December 28, 2000 by the Parent or any of its Subsidiaries to any Person other than the Parent or any of its Subsidiaries (in the case of any Equity Issuance effected by a Subsidiary, the amount of such Net Proceeds shall be appropriately adjusted to account for minority interests consistent with GAAP) excluding (a) the Equity Issuances described on Schedule 8.1.(a) the Net Proceeds of which shall not exceed an aggregate amount of $45,000,000 and (b) Equity Issuances of common shares of the Parent solely in exchange for equivalent operating units of the Borrower.

         (b) Ratio of Total Liabilities to Gross Asset Value. The Parent shall not permit the ratio of (i) Total Liabilities of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Gross Asset Value of the Parent and its Subsidiaries determined on a consolidated basis, to exceed 0.70 to 1 at any time.

         (c) Ratio of EBITDA to Interest Expense. The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Subsidiaries and determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending to (ii) Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.90 to 1 for any such period.

         (d) Ratio of Adjusted EBITDA to Debt Service. The Parent shall not permit the ratio of (i) Adjusted EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending to (ii) Debt Service of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than
1.550 to 1 for any such period.

         (e) Permitted Investments. The Parent and the Borrower shall not make any Investment in or otherwise own, and shall not permit any Subsidiary to make any Investment in or otherwise own, the following items which would cause the aggregate value of such holdings of the Parent, the Borrower and its Subsidiaries to exceed the following percentages of Gross Asset Value:

                  (i) unimproved real estate, such that the aggregate value of all such unimproved real estate, calculated on the basis of cost, exceeds 5.0% of Gross Asset Value;

                  (ii) Investments in Persons (other than Investments in Subsidiaries and Unconsolidated Affiliates) such that the aggregate value of such Investment calculated on the basis of cost, exceeds 10.0% of Gross Asset Value;

                  (iii) Mortgages in favor of the Parent, the Borrower or any other Subsidiary, such that the aggregate amount of Indebtedness secured by such Mortgages exceeds 10.0% of Gross Asset Value (excluding any Mortgage encumbering any Property owned by a Subsidiary the accounts of which are required to be consolidated with those of the Parent under GAAP); and

                  (iv) Investments in Subsidiaries that are not Wholly Owned Subsidiaries and Investments in Unconsolidated Affiliates such that the aggregate value of such Investments calculated on the basis of cost, exceeds 50.0% of Gross Asset Value.

In addition to the foregoing limitations, the aggregate value of the Investments and other items subject to the limitations in the preceding clauses (i) through
(iii) shall not exceed 20.0% of Gross Asset Value. The Lenders agree that the Exchange Note (as defined in that certain letter agreement dated as of April 23, 2003 among certain of the parties to the Existing Credit Agreement) is not subject to the limitations of this subsection.

         (f) Properties under Development or Redevelopment. The Parent and the Borrower shall not permit the aggregate amount of Total Budgeted Cost Until Stabilization with respect to all Development Properties and Major Redevelopment Properties owned by the Parent, the Borrower, any Subsidiary or any Unconsolidated Affiliate to exceed 25.0% of Gross Asset Value at any time. For purposes of this subsection, the Total Budgeted Cost Until Stabilization with respect to any Development Property or Major Redevelopment Property owned by an Unconsolidated Affiliate of the Parent shall equal the greater of (i) the product of (x) the Parent's Ownership Share in such Unconsolidated Affiliate and
(y) the Total Budgeted Cost Until Stabilization for such Property and (ii) the Parent's Recourse Share of all Indebtedness of such Unconsolidated Affiliate. For purposes of calculating Gross Asset Value as used in this subsection, the Gross Asset Value of Development Properties and Major Redevelopment Properties shall include, without duplication of any other amounts already included elsewhere in such calculation, the Total Budgeted Cost Until Stabilization of such Properties.

         (g) Leasing Requirement for Properties under Development or Redevelopment. The Parent and the Borrower shall not at any time permit the aggregate amount of projected rentable square footage of all Development Properties and Major Redevelopment Properties owned by the Parent, the Borrower, any Subsidiary or any Unconsolidated Affiliate subject to binding leases to be less than 50.0% of the aggregate amount of projected rentable square footage of all such Development Properties and Major Redevelopment Properties.

         (h) Floating Rate Indebtedness. The Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, incur, assume or suffer to exist at any time Floating Rate Indebtedness in an aggregate outstanding principal amount in excess of $400,000,000.

         (i) Secured Recourse Indebtedness. The Parent shall not permit the ratio of (i) Secured Indebtedness of the Parent and the Borrower that is not Nonrecourse Indebtedness to (ii) Gross Asset Value, to exceed 0.150 to 1 at any time.

         (j) Additional Unsecured Indebtedness. The Parent and the Borrower shall not, and shall not permit any Subsidiary to, incur, assume or otherwise become obligated after the Agreement Date in respect of any Indebtedness that is not Secured Indebtedness other than (i) the Obligations and (ii) Indebtedness under the Existing Credit Agreement and any other Loan Document (as defined in the Existing Credit Agreement).

Section 8.2.  Restricted Payments.

         The Parent and the Borrower will not declare or make, or permit any other Subsidiary to declare or make, any Restricted Payment; provided, however, that:

         (a) the Parent may acquire limited partnership interests in the Borrower in exchange for cash or common stock of the Parent;

         (b) the Parent may declare or make cash distributions to its shareholders during any period of four consecutive fiscal quarters in an aggregate amount not to exceed the greater of (i) 95.0% of Funds From Operations of the Parent for such period or (ii) the amount for the Parent to remain in compliance with Section 7.12.;

         (c) the Parent may make cash distributions to its shareholders of capital gains resulting from gains from certain asset sales to the extent necessary to avoid payment of taxes on such asset sales imposed under Sections 857(b)(3) and 4981 of the Internal Revenue Code;

         (d) the Parent may make cash payments to repurchase outstanding shares of its common stock;

         (e) the Parent may cause the Borrower (directly or indirectly through any intermediate Subsidiaries) to make distributions to the Parent and to the limited partners of the Borrower, and the Parent may cause other Subsidiaries of the Parent to make distributions to the Parent and to other holders of Equity Interests in such Subsidiaries, in each case, so long as immediately after giving effect to any such distribution no Default or Event of Default would exist; and

         (f) subject to the following sentence, if a Default or Event of Default shall have occurred and be continuing, the Parent may only declare or make cash distributions to its shareholders during any fiscal year in an aggregate amount not to exceed the minimum amount necessary for the Parent to remain in compliance with Section 7.12.

Notwithstanding the foregoing, if a Default or Event of Default specified in
Section 9.1.(a), Section 9.1.(e) or Section 9.1.(f) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 9.2.(a), the Parent and the Borrower shall not, and shall not permit any other Subsidiary to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any Subsidiary.

Section 8.3.  Restrictions on Intercompany Transfers.

         The Borrower shall not create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or such Subsidiary of the Borrower; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary; provided, however that the Borrower or any such Subsidiary may have provision for preferred, priority or guaranteed payments to a joint venture partner of such Subsidiary.

Section 8.4.  Mergers, Acquisitions and Sales of Assets.

         The Parent and the Borrower shall not (a) enter into, and shall not permit any other Loan Party to enter into, any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or permit any other Loan Party to do any of the foregoing; (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired or permit any Loan Party to do any of the foregoing or (d) acquire a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person or permit any Loan Party to do any of the foregoing; provided, however, that:

                  (i) any Loan Party that is a Subsidiary of the Parent or the Borrower may merge or consolidate with the Parent, the Borrower, or a Subsidiary of the Parent or of the Borrower so long as in the case of
         (A) a merger or consolidation involving the Parent or the Borrower, the Parent or the Borrower, as the case may be, is the survivor and (B) any other merger or consolidation, the survivor is, or will become upon the consummation of such merger or consolidation, a Loan Party;

                  (ii) any Loan Party may sell, transfer or dispose of its assets to the Borrower or a Subsidiary that is a Loan Party;

                  (iii) a Loan Party (other than the Borrower, the Parent or any Loan Party which owns, or is to acquire any interest in, a Rouse Property (or any Equity Interest in a Person that directly, or indirectly through one or more Subsidiaries, has an interest in a Rouse Property)) may convey, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, and thereafter liquidate, provided that immediately prior to any such conveyance, sale, transfer, disposition or liquidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

                  (iv) the Parent, the Borrower and any other Loan Party may, directly or indirectly, (A) acquire (whether by purchase, acquisition of Equity Interests of a Person, or as a result of a merger or consolidation) a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person and (B) sell, lease or otherwise transfer, whether by one or a series of transactions, a Substantial Amount of assets (including capital stock or other securities of Subsidiaries) to any other Person, so long as, in each case, (1) the Parent shall have given the Agent and the Lenders at least 30 days prior written notice of such consolidation, merger, acquisition, Investment, sale, lease or other transfer; (2) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;
         (3) in the case of a consolidation or merger by the Parent, the Borrower or a Loan Party which owns, or is to acquire any interest in, a Rouse Property (or any Equity Interest in a Person that directly, or indirectly through one or more Subsidiaries, has an interest in a Rouse Property), such Person shall be the survivor thereof and (4) at the time the Parent gives notice pursuant to clause (1) of this subsection, the Parent shall have delivered to the Agent and the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Borrower and the Parent with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 8.1., after giving effect to such consolidation, merger, acquisition, Investment, sale, lease or other transfer;

                  (v) any Loan Party (other than the Borrower or the Parent) may convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; and

                  (vi) the Parent, the Borrower and any other Loan Party may lease and sublease its assets, as lessor or sublessor (as the case may be), in the ordinary course of their business.

Section 8.5.  Fiscal Year.

         The Parent shall not change its fiscal year from that in effect as of the Agreement Date.

Section 8.6.  Modifications of Organizational Documents.

         The Parent shall not amend, supplement, restate or otherwise modify the Trust Agreement, and the Borrower shall not amend, supplement, restate or otherwise modify the Partnership Agreement, in each case in any respect, without the prior written consent of the Agent and the Requisite Lenders unless such amendment, supplement, restatement or other modification could not reasonably be expected to have in a Material Adverse Effect.

Section 8.7.  Transactions with Affiliates.

         The Borrower and the Parent shall not permit to exist or enter into, and will not permit any of its Subsidiaries to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, the Parent or any Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, the Parent or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (b) transactions between or among the Parent, the Borrower and it Subsidiaries and (c) the transactions described on Schedule 8.1.(a).

Section 8.8.  ERISA Exemptions.

         The Borrower and the Parent shall not permit, and shall not permit any other Loan Party or any other Subsidiary to permit, any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

Section 8.9.  Negative Pledge.

         The Borrower will not create, assume or suffer to exist, and will not permit any Subsidiary to create, assume or suffer to exist, any Lien or Negative Pledge on any Rouse Property (or any of its rights in respect thereof), now owned or hereafter acquired, except for (a) Permitted Liens and (b) Liens and Negative Pledges described on Schedule 8.9.

Section 8.10. Modification of Exchange Documents or New Castle Partnership Agreement.

         The Borrower shall not, and shall not permit any Subsidiary to, amend, supplement, restate or otherwise modify any of the following after the execution thereof, if such amendment, supplement, restatement or other modification would
(a) adversely affect the rights of the Lenders under or in respect of any of the Loan Documents or (b) reduce in any way the amount of Net Operating Income the Borrower or any of its Subsidiaries is entitled to receive with respect to any of the Rouse Properties from the amount they are entitled to receive at the time any of the following first become effective: (i) the Amended and Restated Limited Partnership Agreement for New Castle Associates and (ii) any document, instrument or agreement to which the Borrower or any Subsidiary is a party with APEX Mall, Inc. (or other "qualified intermediary" within the meaning of Section 1031 of the Internal Revenue Code) or any of its affiliates, and entered into in connection with the Rouse Acquisition.

                               ARTICLE IX. DEFAULT

Section 9.1.  Events of Default.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

         (a) Default in Payment. The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any interest on, any of the Loans, or shall fail to pay any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party and any such failure shall continue for a period of five (5) calendar days thereafter.

         (b) Default in Performance.

                  (i) The Borrower or the Parent shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Sections 7.1.(n) or Article VIII.; or

                  (ii) The Borrower, the Parent or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of 30 days after the earlier of (x) the date upon which the Borrower obtains knowledge of such failure or (y) the date upon which the Parent or the Borrower has received written notice of such failure from the Agent; provided, however, that if any such failure referred to in this clause (ii) is reasonably capable of being cured but not within such 30-day period and the Borrower has in good faith commenced to cure such failure prior to the expiration of such 30-day period and continues to diligently prosecute such cure, no Event of Default shall be deemed to have occurred unless such failure has not been cured within 30 calendar days after the last day of such initial 30-day period;

         (c) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower, the Parent or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement (other than forward looking statements) at any time furnished by, or at the direction of, the Borrower, the Parent or any other Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

         (d) Indebtedness Cross-Default.

                  (i) The Parent, the Borrower, any other Loan Party, any other Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount of $5,000,000 or more, and in any such case such failure shall continue beyond any applicable notice and cure periods; or

                  (ii) The maturity of any such Indebtedness shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (y) been required to be prepaid or repurchased prior to the stated maturity thereof.

         (e) Voluntary Bankruptcy Proceeding. The Borrower, the Parent or any other Loan Party shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection;
(iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

         (f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, the Parent or any other Loan Party in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or
(ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

         (g) Revocation of Loan Documents. The Borrower, the Parent or any other Loan Party shall disavow, revoke or terminate in writing any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document.

         (h) Judgment. A judgment or order for the payment of money shall be entered against the Borrower, the Parent or any other Loan Party, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, bonded over, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount for which the insurer has denied liability exceeds, individually or together with all other such judgments or orders entered against the Borrower, the Parent and the other Loan Parties, $5,000,000 in amount or (B) could reasonably be expected to have a Material Adverse Effect.

         (i) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, the Parent or any other Loan Party, which exceeds, individually or together with all other such warrants, writs, executions and processes, $5,000,000 in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 30 days.

         (j) ERISA.

                  (i) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA and such failure shall continue for a period of 30 days; or

                  (ii) Notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing, the liability resulting therefrom shall exceed $1,000,000 and either (A) such notice shall not have been revoked or rescinded after 30 days from the filing thereof or (B) such Material Plan shall be terminated; or

                  (iii) The PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan, the liability resulting therefrom shall exceed $1,000,000 and either (A) such proceedings shall not have been dismissed or terminated after 30 days from the filing thereof or (B) such Material Plan shall be terminated or such liability shall be imposed; or

                  (iv) A condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, the liability resulting therefrom shall exceed $1,000,000 and such condition shall exist for a period of 30 days; or

                  (v) There shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur an obligation to pay on a current annual basis during the term of this Agreement an amount in excess of $1,000,000.

         (k) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents (other than a Security Document);

         (l) Change of Control/Change in Management.

                  (i) (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the then outstanding voting stock of the Parent other than such Persons who are, as of the Agreement Date, current officers or trustees of the Parent or Affiliates of current officers or trustees of the Parent or (B) during any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Parent (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Parent then in office;

                  (ii) If three or more of the following four individuals shall cease for any reason (other than death, disability or resignation) to be principally involved in the senior management of the Parent: Ronald Rubin, George Rubin, Jonathan B. Weller and Edward Glickman (each a "Principal Officer");

                  (iii) If three or more of the Principal Officers shall die, become disabled or resign and the Parent shall have failed to replace the resulting vacancies in senior management with individuals reasonably acceptable to the Agent and the Requisite Lenders and such failure shall continue for a period in excess of 120 days; or

                  (iv) The Parent or a Wholly Owned Subsidiary of the Parent that is a Guarantor shall cease (A) to be the sole general partner of the Borrower or (B) to own and control, directly or indirectly, at least 70.0% of all partnership interests of the Borrower.

         (m) Strike; Casualty. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Borrower or its Subsidiaries taken as a whole and only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

         (n) Existing Credit Agreement. An Event of Default under and as defined in the Existing Credit Agreement shall occur.

Section 9.2.  Remedies Upon Event of Default.

         Upon the occurrence of an Event of Default the following provisions shall apply:

         (a) Acceleration; Termination of Facilities.

                  (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 9.1.(e) or 9.1.(f), (A)(1) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents, shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) the Commitments and the obligation of the Lenders to make Loans hereunder shall immediately and automatically terminate.

                  (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Agent may, and at the direction of the Requisite Lenders shall: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, such Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.

         (b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights and remedies under or in respect of any and all of the other Loan Documents.

         (c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

Section 9.3.  Termination of Commitments Upon Certain Defaults.

         Upon the occurrence of a Default specified in Sections 9.1.(e) or 9.1.(f), the Commitments shall immediately and automatically terminate.

Section 9.4.  Marshaling; Payments Set Aside.

         Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Agent and/or any Lender, or the Agent and/or any Lender enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 9.5.  Allocation of Proceeds.

         If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or thereunder, shall be applied in the following order and priority:

                  (a) amounts due to the Agent and the Lenders in respect of Fees and other fees and expenses due under Section 11.2.;

                  (b) payments of interest on the Loans, to be applied for the ratable benefit of the Lenders, in such order as the Lenders may determine in their sole discretion;

                  (c) payments of principal of the Loans, to be applied for the ratable benefit of the Lenders, in such order as the Lenders may determine in their sole discretion;

                  (d) amounts due to the Agent and the Lenders pursuant to Sections 10.7. and 11.9.;

                  (e) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

                  (f) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 9.6.  Performance by Agent.

         If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 9.7.  Rights Cumulative.

         The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies, the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                              ARTICLE X. THE AGENT

Section 10.1.  Authorization and Action.

         Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms "Agent", "agent" and similar terms in the Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. At the request of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Agent to exercise such right or remedy. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 10.2.  Agent's Reliance, Etc.

         Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document, or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

Section 10.3.  Notice of Defaults.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender (excluding the Agent in its capacity as a Lender) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a "notice of default." Further, if the Agent receives such a "notice of default", the Agent shall give prompt notice thereof to the Lenders.

Section 10.4.  Wells Fargo as Lender.

         Wells Fargo, as a "Lender", shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Parent, the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

Section 10.5.  Approvals of Lenders.

         All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and
(d) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days of receipt of such communication (or such lesser period as may be required under the Loan Documents for the Agent to respond). Unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 10.6.  Lender Credit Decision, Etc.

         Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or other Person to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Parent, the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Parent, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

Section 10.7.  Indemnification of Agent.

         Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a "Lender") in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent's gross negligence or willful misconduct or if the Agent fails to follow the written direction of the Requisite Lenders unless such failure is pursuant to the advice of counsel of which the Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Agent's own choosing) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws, to the extent that the Agent is not reimbursed for such expenses by the Borrower. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.

Section 10.8.  Collateral Matters.

         Each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

Section 10.9.  Successor Agent.

         The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. In the event of a material breach of its duties hereunder, the Agent may be removed as Agent under the Loan Documents at any time by all Lenders (other than the Agent as a "Lender") and the Borrower upon 30-day's prior notice. Upon any such resignation or removal, the Requisite Lenders (other than, in the case of the removal of the Agent under the immediately preceding sentence, the Agent as a "Lender") shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the resigning Agent's giving of notice of resignation or the Lenders' removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any resigning Agent's resignation or removal hereunder as Agent, the provisions of this Article X. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Agent may assign its rights and duties under the Loan Documents to any of its affiliates by giving the Borrower and each Lender prior written notice.

                            ARTICLE XI. MISCELLANEOUS

Section 11.1.  Notices.

         Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

         If to the Borrower:

                  PREIT Associates, L.P.
                  200 South Broad Street
                  Philadelphia, PA 19102
                  Attention: Edward Glickman
                  Telephone: (215) 875-0700
                  Telecopy:  (215) 546-7311

         With a copy of notices of Defaults, Events of Default or notices pursuant to Article IX. to:

                  PREIT Associates, L.P.
                  200 South Broad Street
                  Philadelphia, PA 19102
                  Attention: Bruce Goldman
                  Telephone: (215) 875-0700
                  Telecopy:  (215) 546-7311

                  And

                  Drinker, Biddle & Reath LLP
                  One Logan Square
                  18th and Cherry Streets
                  Philadelphia, PA 19103
                  Attention: Howard A. Blum
                  Telephone: (215) 988-2700
                  Telecopy:  (215) 988-2757

         If to the Agent or a Lender:

                  To the address or telecopy number, as applicable, of the Agent or such Lender, as the case may be, set forth on its signature page hereto or, in the case of a Lender, in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, upon mechanical confirmation of transmission if received on a Business Day prior to 5:00 p.m. local time at the point of destination and, if otherwise, on the next succeeding Business Day; or
(iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received. Any notice to the Borrower received by any individual designated by the Borrower to receive such notice shall be effective notwithstanding the fact that any other individual designated by the Borrower to receive a copy of such notice did not receive such copy. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. In addition to the Agent's Lending Office, the Borrower shall send copies of the notices described in Article II. to the following address of the
Agent:

         Wells Fargo Bank, National Association
         Disbursement and Operations Center
         2120 East Park Place, Suite 100
         El Segundo, California  90245
         Attention:  Disbursement Administrator, Philadelphia REG
         Telecopy Number:  (310) 615-1016
         Telephone Number: (310) 335-9462

Section 11.2.  Expenses.

         The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents, and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and, after the occurrence and during the continuance of an Event of Default, the Lenders, for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Agent and any Lender incurred in connection with the representation of the Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 9.1.(e) or 9.1.(f), including, without limitation (i) any motion for relief from any stay or similar order,
(ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Parent, the Borrower or any other Loan Party, whether proposed by the Parent, the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 11.3.  Setoff.

         Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time, during the continuance of an Event of Default without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by
Section 9.2., and although such obligations shall be contingent or unmatured. Promptly following any such set-off the Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.

Section 11.4. Litigation; Jurisdiction; Other Matters; Waivers.

         (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

         (b) EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES
THAT THE FEDERAL DISTRICT COURT OF THE EASTERN DISTRICT OF PENNSYLVANIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN PHILADELPHIA COUNTY, PENNSYLVANIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT AND THE LOANS, OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

         (c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

         (d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE
DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

         (e) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF
COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

Section 11.5.  Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights under, and no Person may assume any of the Borrower's obligations under, this Agreement or any of the other Loan Documents without the prior written consent of all of the Lenders.

         (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to, or taxes payable by or for the account of, the Borrower.

         (c) Any Lender may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Commitments or the Obligations owing to such Lender; provided, however, any such participating interest must be for a constant percentage of a Lender's Commitments and not a varying percentage interest. Except as otherwise provided in Section 11.3., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any such amendment, modification or waiver if it requires the consent of all of the Lenders under Sections 11.6.(a), (b) or (d). An assignment or other transfer which is not permitted by subsection (d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). The selling Lender shall promptly notify the Agent and the Borrower of the sale of any participation hereunder and the terms thereof.

         (d) Any Lender may with the prior written consent of the Agent and the Borrower (provided, that the Borrower's consent shall not be required if a Default or Event of Default shall have occurred and be continuing) which consent, in each case, shall not be unreasonably withheld, assign to one or more Eligible Assignees (each an "Assignee") all or a portion of such Lender's Commitments and its other rights and obligations under this Agreement and such Lender's Notes; provided, however, (i) no such consent by the Borrower or Agent shall be required in the case of any assignment to another Lender or to any affiliate of a Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and integral multiples of $1,000,000 in excess thereof, and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $10,000,000; (iii) after giving effect to any such assignment by the Lender then acting as Agent, such Lender shall retain a Commitment, or if the Commitments have been terminated, hold Notes having an aggregate outstanding principal balance, greater than or equal to the Commitment of each other Lender (other than any Lender whose Commitment has increased as a result of a merger or combination with another Lender); (iv) any such assignment must be of proportionate amounts of both Commitments of such Lender; (v) such Lender must give the Agent at least 10 days prior written notice of any such assignment; and (vi) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with the Commitments as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(d), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000.

         (e) The Agent shall maintain a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of each Lender from time to time (the "Register"). The Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment (a "Surrendered Note"), the Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof, and return each Surrendered Note, to the Borrower.

         (f) Notwithstanding anything in this Agreement to the contrary, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 11.5., any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder. To facilitate any such pledge or assignment, Agent shall, at the request of and at the expense of such Lender, enter into a letter agreement with the Federal Reserve Bank in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No. 10.

         (g) A Lender may furnish any information concerning the Borrower, any other Loan Party or any of their respective Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 11.8.

         (h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, any other Loan Party or any of their respective Affiliates or Subsidiaries.

         (i) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 11.6.  Amendments.

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document (other than any fee letter solely between the Borrower and the Agent) may be amended, and the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document (other than any fee letter solely between the Borrower and the Agent) or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Agent at the written direction of the Lenders), do any of the following:

         (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations;

         (b) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations;

         (c) reduce the amount of any Fees payable to the Lenders hereunder;

         (d) postpone any date fixed for any payment of any principal of, interest on, or Fees with respect to, any Loans or any other Obligations;

         (e) change the Commitment Percentages (excluding any change as a result of an assignment of Commitments permitted under Section 11.5.(d));

         (f) modify the definition of the term "Revolving Credit Termination Date," "Term Loan Facility Expiration Date" or "Term Loan Maturity Date";

         (g) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

         (h) modify the definition of the term "Requisite Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

         (i) release any Guarantor from its obligations under the Guaranty (except for releases permitted under Section 7.14.(c));

         (j) modify the terms of, or waive the Parent's compliance with, Section 8.1.(b); and

         (k) waive a Default or Event of Default under subsection (a) of
Section 9.1.

No amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 11.7.  Nonliability of Agent and Lenders.

         The relationship between the Borrower, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Agent nor any Lender undertakes any responsibility to the Parent or the Borrower to review or inform the Parent or the Borrower of any matter in connection with any phase of the business or operations of the Parent or the Borrower.

Section 11.8.  Confidentiality.

         Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Parent or the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided any such affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information of the Agent or any Lender and shall agree to keep such information confidential in accordance with the terms of this Section); and
(e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents. The Agent and each Lender agrees to use any such non-public information solely in connection with the transactions contemplated by this Agreement and the other Loan Documents. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

Section 11.9.  Indemnification.

         (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, any affiliate of the Agent and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) (the foregoing items referred to herein as "Claims and Expenses") incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated hereby or thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Agent's or any Lender's entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, the Borrower and the other Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, the Borrower and the other Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in clause (i) and this clause (viii) to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; or (ix) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

         (b) The Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The Borrower's obligations hereunder are in addition to, and not in substitution of, any other obligation in respect of indemnification contained in this Agreement or any other Loan Document.

Section 11.10.  Termination; Survival.

         At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 10.7., 11.2. and 11.9. and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 11.4., shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

Section 11.11.  Severability of Provisions.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.12.  GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 11.13.   Counterparts.

         This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 11.14.  Obligations with Respect to Loan Parties.

         The obligations of the Borrower or the Parent to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower or the Parent may have that the Borrower or the Parent does not control such Loan Parties.

Section 11.15.  Limitation of Liability.

         Neither the Agent, any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower and the Parent each hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower or the Parent in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower and the Parent each hereby waives, releases, and agrees not to sue the Agent or any Lender or any of their respective affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby. Notwithstanding anything in this Section to the contrary, no Defaulting Lender shall be entitled to claim any of the benefits of this Section.

Section 11.16.  Entire Agreement.

         This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 11.17.  Construction.

         The Borrower, the Parent, the Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Parent, the Agent and each Lender.

Section 11.18.  Time of the Essence.

         Time is of the essence of each and every provision of this Agreement.


                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.


                       PREIT Associates, L.P.

                       By: Pennsylvania Real Estate Investment Trust,
                           its general partner

                           By:  /s/ Jonathan B. Weller
                                ------------------------------------------
                                Name:  Jonathan B. Weller
                                       -----------------------------------
                                Title: President & Chief Operating Officer
                                       -----------------------------------

                       PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                       By:   /s/ Jonathan B. Weller
                             -----------------------------------------------
                            Name: Jonathan B. Weller
                                  ------------------------------------------
                            Title: President & Chief Operating Officer
                                   -----------------------------------------








                       [Signatures Continued on Next Page]

                 [Signature Page to Credit Agreement dated as of
                   April 23, 2003 with PREIT Associates, L.P.]


                                    Wells Fargo Bank, National Association,
                                    as Agent and as a Lender


                                    By: /s/ Charles Cooke
                                        ----------------------
                                        Name: Charles Cooke
                                              ----------------
                                        Title: Vice President
                                               ---------------

                                    Revolving Commitment: $25,000,000

                                    Term Commitment: $175,000,000


                                    Lending Office (all Types of Loans):

                                    Wells Fargo Bank, National Association
                                    Two Logan Square, Suite 1750
                                    100-120 N. 18th Street
                                    Philadelphia, PA 19103
                                    Attention: Charles J. Cooke
                                    Telecopier: (215) 561-3812
                                    Telephone:  (215) 640-3924

                                    Address for Notices:

                                    Wells Fargo Bank, National Association
                                    Two Logan Square, Suite 1750
                                    100-120 N. 18th Street
                                    Philadelphia, PA 19103
                                    Attention: Charles J. Cooke
                                    Telecopier: (215) 561-3812
                                    Telephone:  (215) 640-3924

                                    with a copy to:

                                    Wells Fargo Bank, National Association
                                    Real Estate Group
                                    420 Montgomery Street, 6th Floor
                                    San Francisco, California  94111
                                    Attention: Chief Credit Officer
                                    Telecopier: (415) 781-8324
                                    Telephone:  (415) 394-4078

================================================================================





                       $200,000,000 Senior Credit Facility

                                CREDIT AGREEMENT

                           Dated as of April 23, 2003

                                  by and among

                             PREIT Associates, L.P.,
                                                                    as Borrower,


                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST,
                                                                      as Parent,


                     The financial institutions party hereto
                   and their assignees under Section 11.5.(d),
                                                                     as Lenders,

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                           as Administrative Agent and Sole Lead
                                                                        Arranger




================================================================================

                               TABLE OF CONTENTS*

Article I. Definitions................................................................................1

         Section 1.1.  Definitions....................................................................1
         Section 1.2.  General; References to Times...................................................1

Article II. Credit Facilities.........................................................................2

         Section 2.1.  Loans..........................................................................2
         Section 2.2.  Rates and Payment of Interest on Loans.........................................3
         Section 2.3.  Number of Interest Periods.....................................................3
         Section 2.4.  Repayment of Loans.............................................................3
         Section 2.5.  Late Charges...................................................................3
         Section 2.6.  Prepayments....................................................................4
         Section 2.7.  Continuation...................................................................4
         Section 2.8.  Conversion.....................................................................5
         Section 2.9.  Notes..........................................................................5
         Section 2.10. Extension of Termination Dates.................................................6

Article III. Payments, Fees and Other General Provisions..............................................6

         Section 3.1.  Payments.......................................................................6
         Section 3.2.  Pro Rata Treatment.............................................................6
         Section 3.3.  Sharing of Payments, Etc.......................................................7
         Section 3.4.  Several Obligations............................................................7
         Section 3.5.  Minimum Amounts................................................................8
         Section 3.6.  Fees...........................................................................8
         Section 3.7.  Computations...................................................................8
         Section 3.8.  Usury..........................................................................9
         Section 3.9.  Statements of Account..........................................................9
         Section 3.10. Defaulting Lenders.............................................................9
         Section 3.11. Taxes.........................................................................10

Article IV. Yield Protection, Etc....................................................................11

         Section 4.1.  Additional Costs; Capital Adequacy............................................11
         Section 4.2.  Suspension of LIBOR Loans.....................................................12
         Section 4.3.  Illegality....................................................................13
         Section 4.4.  Compensation..................................................................13
         Section 4.5.  Treatment of Affected Loans...................................................13
         Section 4.6.  Change of Lending Office......................................................14

Article V. Conditions Precedent......................................................................14

         Section 5.1.  Initial Conditions Precedent..................................................14
         Section 5.2.  Conditions Precedent to All Loans.............................................16
         Section 5.3.  Conditions as Covenants.......................................................17

--------
* This Table of Contents is not part of the Credit Agreement and is provided as a convenience only.

Article VI. Representations and Warranties...........................................................17

         Section 6.1.  Representations and Warranties................................................17
         Section 6.2.  Survival of Representations and Warranties, Etc...............................22

Article VII. Affirmative Covenants...................................................................22

         Section 7.1.  Financial Reporting and Other Information.....................................22
         Section 7.2.  Preservation of Existence and Similar Matters.................................26
         Section 7.3.  Compliance with Applicable Law................................................26
         Section 7.4.  Maintenance of Property.......................................................26
         Section 7.5.  Conduct of Business...........................................................26
         Section 7.6.  Insurance.....................................................................26
         Section 7.7.  Payment of Taxes and Claims...................................................27
         Section 7.8.  Books and Records; Visits and Inspections.....................................27
         Section 7.9.  Use of Proceeds...............................................................27
         Section 7.10. Environmental Matters.........................................................28
         Section 7.11. Further Assurances............................................................28
         Section 7.12. REIT Status...................................................................28
         Section 7.13. Exchange Listing..............................................................28
         Section 7.14. Guarantors....................................................................29

Article VIII. Negative Covenants.....................................................................30

         Section 8.1.  Financial Covenants...........................................................30
         Section 8.2.  Restricted Payments...........................................................32
         Section 8.3.  Restrictions on Intercompany Transfers........................................33
         Section 8.4.  Mergers, Acquisitions and Sales of Assets.....................................33
         Section 8.5.  Fiscal Year...................................................................35
         Section 8.6.  Modifications of Organizational Documents.....................................35
         Section 8.7.  Transactions with Affiliates..................................................35
         Section 8.8.  ERISA Exemptions..............................................................35
         Section 8.9.  Negative Pledge...............................................................35
         Section 8.10. Modification of Exchange Documents or New Castle Partnership Agreement........36

Article IX.Default...................................................................................36

         Section 9.1.  Events of Default.............................................................36
         Section 9.2.  Remedies Upon Event of Default................................................40
         Section 9.3.  Termination of Commitments Upon Certain Defaults..............................41
         Section 9.4.  Marshaling; Payments Set Aside................................................41
         Section 9.5.  Allocation of Proceeds........................................................41
         Section 9.6.  Performance by Agent..........................................................42
         Section 9.7.  Rights Cumulative.............................................................42

Article X. The Agent.................................................................................42

         Section 10.1. Authorization and Action......................................................42
         Section 10.2. Agent's Reliance, Etc.........................................................43
         Section 10.3. Notice of Defaults............................................................44
         Section 10.4. Wells Fargo as Lender.........................................................44
         Section 10.5. Approvals of Lenders..........................................................44
         Section 10.6. Lender Credit Decision, Etc...................................................45
         Section 10.7. Indemnification of Agent......................................................45
         Section 10.8. Collateral Matters............................................................46
         Section 10.9. Successor Agent...............................................................46

Article XI. Miscellaneous.............................................................................47

         Section 11.1.  Notices.......................................................................47
         Section 11.2.  Expenses......................................................................48
         Section 11.3.  Setoff........................................................................49
         Section 11.4.  Litigation; Jurisdiction; Other Matters; Waivers..............................49
         Section 11.5.  Successors and Assigns........................................................50
         Section 11.6.  Amendments....................................................................53
         Section 11.7.  Nonliability of Agent and Lenders.............................................54
         Section 11.8.  Confidentiality...............................................................54
         Section 11.9.  Indemnification...............................................................55
         Section 11.10. Termination; Survival.........................................................56
         Section 11.11. Severability of Provisions....................................................56
         Section 11.12. GOVERNING LAW.................................................................56
         Section 11.13. Counterparts..................................................................57
         Section 11.14. Obligations with Respect to Loan Parties......................................57
         Section 11.15. Limitation of Liability.......................................................57
         Section 11.16. Entire Agreement..............................................................57
         Section 11.17. Construction..................................................................57
         Section 11.18. Time of the Essence...........................................................58


SCHEDULE 1.1.           List of Loan Parties
SCHEDULE 2.1.(b)        Term Loan Amounts
SCHEDULE 6.1.(b)        Ownership Structure
SCHEDULE 6.1.(h)        Litigation
SCHEDULE 8.1.(a)        Equity Issuances
SCHEDULE 8.9.           Negative Pledge

EXHIBIT A               Form of Revolving Note
EXHIBIT B               Form of Term Note
EXHIBIT C               Form of Opinion of Counsel
EXHIBIT D               Form of Compliance Certificate
EXHIBIT E               Form of Pricing Certificate
EXHIBIT F               Form of Assignment and Acceptance Agreement
EXHIBIT G               Form of Guaranty
EXHIBIT H               Form of Notice of Borrowing
EXHIBIT I               Form of Notice of Continuation
EXHIBIT J               Form of Notice of Conversion

                                     ANNEX I

                                  DEFINED TERMS


         "Accession Agreement" means an Accession Agreement substantially in the form of Annex I to the Guaranty.

         "Additional Costs" has the meaning given that term in Section 4.1.

         "Adjusted EBITDA" means, for any given period, (a) the EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for such period minus (b) an amount equal to the sum of (A) the Reserve for Replacements for all Properties owned by the Parent or any of its Subsidiaries plus (B) the greater of the Parent's (i) Ownership Share or (ii) Recourse Share of the Reserve for Replacements for all Properties owned by Unconsolidated Affiliates.

         "Affiliate" means any Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding five percent (5.0%) or more of any equity interest in the Borrower; or (c) five percent (5.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director (or other Persons holding similar positions) of such Person.

         "Agent" means Wells Fargo Bank, National Association, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.

         "Agreement Date" means the date as of which this Agreement is dated.

         "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "Applicable Margin" means the percentage rate set forth below corresponding to the ratio of Total Liabilities to Gross Asset Value as determined in accordance with Section 8.1.(b) in effect at such time:

--------------------------------------------------------------------------------
               Ratio of Total Liabilities to
   Level             Gross Asset Value                     Applicable Margin
--------------------------------------------------------------------------------
     1      Less than or equal to 0.60 to 1.00                   2.50%
--------------------------------------------------------------------------------
     2      Greater than 0.60 to 1.00 but less than              2.75%
               or equal to 0.65 to 1.00
--------------------------------------------------------------------------------
     3      Greater than 0.65 to 1.00 but less than              3.00%
               or equal to 0.70 to 1.00
--------------------------------------------------------------------------------

The Applicable Margin for Loans shall be determined by the Agent from time to time, based on the ratio of Total Liabilities to Gross Asset Value as set forth in the Pricing Certificate most recently delivered by the Borrower pursuant to
Section 7.1.(h). Any adjustment to such Applicable Margin shall be effective (i) in the case of a Pricing Certificate delivered in connection with quarterly financial statements of the Parent delivered pursuant to Section 7.1.(a), as of the date 45 days following the end of the last day of the applicable fiscal period covered by such Pricing Certificate, and (ii) in the case of a Pricing Certificate delivered in connection with annual financial statements of the Parent delivered pursuant to Section 7.1.(b), as of the date 120 days following the end of the last day of the applicable fiscal period covered by such Pricing Certificate. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Agent first determines the Applicable Margin for Loans as set forth above, such Applicable Margin shall equal 3.00%. Thereafter, such Applicable Margin shall be adjusted from time to time as set forth above. In addition to the foregoing, the Applicable Margin shall be determined by the Agent based on the ratio of Total Liabilities to Gross Asset Value immediately after the following (and after giving effect thereto including the incurrence or repayment of any Indebtedness in connection therewith): (x) the acquisition of each Rouse Property and (y) the disposition of each Property in the Multi-Family Disposition, in each case as such ratio is set forth in a Pricing Certificate which the Borrower shall deliver to the Agent within 1 Business Day of the occurrence of any such event.

         "Approved Joint Venture" has the meaning given such term in the Existing Credit Agreement.

         "Assignee" has the meaning given that term in Section 11.5.(d).

         "Assignment and Acceptance Agreement" means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit F.

         "Base Rate" means the greater of (a) the rate of interest per annum publicly announced from time to time by the Agent at its principal office in San Francisco, California as its "prime rate" (which rate of interest may not be the lowest rate charged by the Agent or any of the Lenders on similar loans) and (b) the Federal Funds Rate plus one-half of one percent (0.5%). Each change in the Base Rate shall become effective without prior notice to the Borrower or the Lenders automatically as of the opening of business on the date of such change in the Base Rate.

         "Base Rate Loan" means a Loan bearing interest at a rate based on the Base Rate.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Benefit Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Benefit Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Blue Route" means, collectively, Metroplex West Associates, L.P. and Metroplex East Associates, L.P., each Pennsylvania limited partnerships, (a) which own certain real property and improvements located in Plymouth Township, Montgomery County, Pennsylvania, (b) which have obtained $76,350,000 of construction financing for the purposes of financing of construction of certain improvements located on such real property, and (c) of which (i) the Borrower is one of the limited partners and (ii) certain Wholly Owned Subsidiaries of the Borrower are some of the general partners.

         "Borrower" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and permitted assigns.

         "Business Day" means (a) any day other than a Saturday, Sunday or other day on which banks in Washington, D.C. or San Francisco, California are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

         "Casualty Event" means any loss of or damage to, or any condemnation or other taking of, any Property or other asset that results in the receipt of insurance proceeds, proceeds of a condemnation award or other compensation.

         "Commitment" means a Lender's Revolving Commitment or Term Commitment.

         "Commitment Percentage" means, as to each Lender, the ratio, expressed as a percentage, of (a) the aggregate amount of such Lender's Commitments to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Commitment Percentage" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

         "Compliance Certificate" has the meaning given that term in Section 7.1.(c).

         "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other payment obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. Contingent Obligations shall include (i) any Guaranty of the Indebtedness of another (other than of such Person for liabilities arising from reasonable and customary exceptions to Nonrecourse Indebtedness, such as for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such Nonrecourse Indebtedness, post-default interest, attorney's fees and other costs of collection to the extent not covered by the value of the property constituting security for such Nonrecourse Indebtedness and other similar exceptions to recourse liability),
(ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and
(iii) any liability of such Person for the Indebtedness of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "Continue", "Continuation" and "Continued" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.7.

         "Convert", "Conversion" and "Converted" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.8.

         "Credit Event" means any of the following: (a) the making (or deemed making) of any Loan and (b) the Conversion of a Loan.

         "Credit Rating" means, for any Person, the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of such Person.

         "Debt Issuance" means any incurrence, sale, issuance, placement, assumption, refinancing or guaranty of Indebtedness by the Parent, the Borrower or any Subsidiary.

         "Debt Service" means, with respect to a Person and for a given period,
(a) such Person's Interest Expense for the fiscal quarter most recently ended plus (b) regularly scheduled principal payments on Indebtedness of such Person during the fiscal quarter most recently ended, other than any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such Indebtedness in full plus (c) the greater of such Person's (i) Ownership Share or (ii) Recourse Share of the amount of any payments of the type described in the immediately preceding clause (b) of Unconsolidated Affiliates of such Person.

         "Default" means any of the events specified in Section 9.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

         "Defaulting Lender" has the meaning set forth in Section 3.10.

         "Development Property" means a Property (a) which is not a Major Redevelopment Property; (b) either which is under development and either construction has commenced or the owner of such Property (or an Affiliate) has entered into a binding construction contract; and (c) either (i) which has not achieved an Occupancy Rate of 85% or more or (ii) on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed.

         "Disposition" means any sale, lease, assignment, transfer or other disposition by the Parent, the Borrower or any Subsidiary of all or any portion of any Property or other asset, or of any Equity Interest in a Subsidiary, excluding a sale, lease, assignment, transfer or disposition to a Loan Party.

         "Dollars" or "$" means the lawful currency of the United States of America.

         "EBITDA" means, with respect to any Person for any period and without duplication, net earnings (loss) of such Person for such period (excluding equity in net earnings or net loss of Unconsolidated Affiliates) plus the sum of the following amounts (but only to the extent included in determining net earnings (loss) for such period): (a) depreciation and amortization expense and other non-cash charges of such Person for such period, plus (b) interest expense of such Person for such period, plus (c) all provisions for any federal, state or other income tax of such Person in respect of such period, minus (plus) (d) extraordinary gains (losses) of such Person for such period, plus (e) the greater of such Person's (i) Ownership Share or (ii) Recourse Share of the EBITDA of the Unconsolidated Affiliates of such Person for such period. For purposes of this definition, net earnings (loss) shall be determined before minority interests and distributions to holders of Preferred Stock.

         "Effective Date" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Agent.

         "Eligible Assignee" means any Person who is: (i) currently a Lender;
(ii) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, any state thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; or (iii) a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Co-operation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such entity is not currently a Lender, such entity's (or in the case of a bank which is a subsidiary, such bank's parent's) senior unsecured long-term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's, or the equivalent or higher of either such rating by another rating agency acceptable to the Agent.

         "Environmental Laws" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. ss. 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. ss. 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.; National Environmental Policy Act, 42 U.S.C. ss. 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         "Equity Interest" means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

         "Equity Issuance" means any issuance or sale by a Person of any Equity Interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Event of Default" means any of the events specified in Section 9.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Existing Credit Agreement" means that certain Credit Agreement dated as of December 28, 2000, by and among the Borrower, the Parent, the financial institutions from time to time party thereto as "Lenders", Wells Fargo, as Agent, and the other parties thereto.

         "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Parent acting in good faith conclusively evidenced by a board resolution thereof delivered to the Agent or, with respect to any asset valued at up to $5,000,000, such determination may be made by the chief financial officer of the Parent evidenced by an officer's certificate delivered to the Agent.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

         "Fees" means the fees and commissions provided for or referred to in
Section 3.6. (excluding fees payable under the last sentence of Section 3.6.(c) and any fees referred to in Section 3.6.(h)).

         "FIRREA" means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.

         "Floating Rate Indebtedness" means all Indebtedness of a Person which bears interest at a variable rate during the scheduled life of such Indebtedness and for which such Person has not obtained Interest Rate Agreements which effectively cause such variable rates to be equivalent to fixed rates less than or equal to 10.0% per annum.

         "Funds From Operations" means, with respect to a Person and for a given period, (a) net income (loss) of such Person determined on a consolidated basis for such period minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period plus (c) depreciation with respect to such Person's real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated entities will be calculated to reflect funds from operations on the same basis.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Approvals" means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "Gross Asset Value" means, at a given time, the sum (without duplication) of (a) Operating Real Estate Value at such time, plus (b) all cash and cash equivalents (excluding cash and cash equivalents the disposition of which is restricted (other than restrictions on cash held in an exchange account by a "qualified intermediary" in connection with the sale of a property pursuant to and qualifying for tax treatment under Section 1031 of the Internal Revenue
Code)), and all accounts receivable net of reserves, of the Parent and its Subsidiaries at such time, plus (c) the current book value of all real property of the Parent and its Subsidiaries upon which construction is then in progress and all land held by any of them for development, plus (d) with respect to Development Properties, development costs incurred to date with respect to such Properties plus (e) with respect to Major Redevelopment Properties, (i) the Net Operating Income for all Major Redevelopment Properties of the Parent and its Subsidiaries for the four fiscal-quarter period most recently ended (excluding Major Redevelopment Properties acquired or disposed of by the Parent or any Subsidiary during such fiscal quarter) divided by 9.25% plus (ii) redevelopment costs incurred to date with respect to such Properties plus (f) predevelopment costs incurred to date with respect to Properties to the extent such predevelopment costs are disclosed as a line item in the Parent's publicly filed financial statements, plus (g) the purchase price paid by the Parent or any Subsidiary (less any amounts paid to the Parent or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements) for any Property acquired by the Parent or such Subsidiary during the immediately preceding two fiscal quarters of the Parent, plus (h) with respect to each Unconsolidated Affiliate of the Parent, the greater of the Parent's (i) Ownership Share or (ii) Recourse Share of the book value of construction in process as of the end of the Parent's fiscal quarter most recently ended, plus (i) the contractual purchase price of Properties of the Parent and its Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of Total Liabilities. If obligations under a contract to purchase or otherwise acquire unimproved or fully developed real property are included when determining Total Liabilities and the seller under such contract does not have the right to specifically enforce such contract, then only an amount equal to the aggregate amount of due diligence deposits, earnest money payments and other similar payments made under the contract which, at such time, would be subject to forfeiture upon termination of the contract, shall be included in Gross Asset Value. To the extent that the current book value of land held for development would account for in excess of 5.0% of Gross Asset Value (determined without giving effect to this sentence), such excess shall be excluded in determining Gross Asset Value.

         "Guarantor" means any Person that is party to the Guaranty as a "Guarantor" and shall in any event include the Parent.

         "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, "Guaranty" shall also mean the guaranty executed and delivered pursuant to Section 5.1. and substantially in the form of Exhibit G.

         "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Indebtedness" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) all master lease obligations; (d) Capitalized Lease Obligations of such Person; (e) all reimbursement obligations of such Person under any letters of credit or acceptances that have been presented for payment; (f) all Indebtedness of other Persons which (i) such Person has Guaranteed (other than Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from reasonable and customary exceptions to Nonrecourse Indebtedness, such as for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such Nonrecourse Indebtedness, post-default interest, attorney's fees and other costs of collection to the extent not covered by the value of the property constituting security for such Nonrecourse Indebtedness and other similar exceptions to recourse liability) or is otherwise recourse to such Person or
(ii) is secured by a Lien on any property of such Person; provided, that such Indebtedness shall be limited to the value of such property so encumbered; and
(g) the Recourse Share of all Indebtedness of any partnership of which such Person is a general partner. For purposes of this definition preferred equity of a Person shall not be considered to be Indebtedness.

         "Interest Expense" means, with respect to a Person and for any period,
(a) all paid, accrued or capitalized interest expense (including, without limitation, interest expense attributable to Capitalized Lease Obligations but excluding capitalized interest funded from a construction loan) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance Guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a) the greater of such Person's (i) Ownership Share or
(ii) Recourse Share of all paid, accrued or capitalized interest expense (as limited above) for such period of Unconsolidated Affiliates of such Person.

         "Interest Period" means with respect to any LIBOR Loan, the period commencing on the date of the borrowing, Conversion or Continuation of such Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months as the Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select. In addition to such periods, the Borrower may request Interest Periods for LIBOR Loans having durations of at less than one month no more than 12 times during any 12-month period beginning during the term of this Agreement but only for the purpose of managing the number of Interest Periods outstanding with respect to LIBOR Loans. In no event shall (a) an Interest Period of a Revolving Loan extend beyond the Revolving Credit Termination Date or (b) an Interest Period of a Term Loan extend beyond the Term Loan Maturity Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement entered into with a nationally recognized financial institution then having a Credit Rating of BBB- or higher by S&P or Baa3 or higher by Moody's for the purpose of protecting against fluctuations in interest rates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "Investment" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person: (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance or extension of credit to, or contribution (in the form of money or goods) to the capital of, any other Person; (c) any Guaranty of the Indebtedness of any other Person; (d) any other investment in any other Person; and (e) any commitment or option to make an Investment in any other Person.

         "Lender" means each financial institution from time to time party hereto as a "Lender", together with its respective successors and permitted assigns.

         "Lending Office" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.

         "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the average rate of interest per annum (rounded upwards, if necessary, to the next highest 1/100th of 1%) at which deposits in immediately available funds in Dollars are offered to the Agent (at approximately 9:00 a.m., two Business Days prior to the first day of such Interest Period) by first class banks in the interbank Eurodollar market where the Eurodollar operations of the Agent are customarily conducted, for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period (or, if such Interest Period is shorter than one month, then such period of time shall be based on a period of one month) and in an amount equal to or comparable to the principal amount of the LIBOR Loan to which such Interest Period relates. Each determination of LIBOR by the Agent shall, in absence of demonstrable error, be conclusive and binding.

         "LIBOR Loan" means a Loan bearing interest at a rate based on LIBOR.

         "Lien" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding any financing statement filed to give notice of the existence of an operating lease; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

         "Loan" means a Revolving Loan or a Term Loan.

         "Loan Document" means this Agreement, each Note, the Guaranty, any fee letter and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

         "Loan Party" means each of the Borrower, the Parent and each other Guarantor. Schedule 1.1. sets forth the Loan Parties in addition to the Borrower and the Parent as of the Agreement Date.

         "Major Redevelopment Property" means a Property (a) on which existing improvements comprising 33% or more of the net rentable square footage of such Property or which is responsible for 33% or more of the Net Operating Income of such Property are undergoing renovation and redevelopment and either (i) construction has commenced or (ii) the owner of such Property (or an Affiliate) has entered into a binding construction contract; and (b) either (i) which has not achieved an Occupancy Rate of 85% or more or (ii) on which the improvements (other than tenant improvements on unoccupied space) related to the renovation and redevelopment have not been completed. The term "Major Redevelopment Property" shall include real property of the type described in the immediately preceding sentence to be (but not yet) acquired upon completion of redevelopment pursuant to a contract in which the seller of such real property is required to renovate prior to, and as a condition precedent to, such acquisition.

         "Material Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

         "Material Plan" means at any time a Benefit Plan or Benefit Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Multi-Family Disposition" means the disposition by the Borrower of multi-family Properties contemplated by that certain Purchase and Sale Agreement dated as of March 3, 2003 by and between the Borrower and MPM Acquisition Corp.

         "Negative Pledge" means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

         "Net Operating Income" means, for any Property and for a given period, the sum of the following (without duplication): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower and the Parent) minus (c) the Reserve for Replacements for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of three percent (3.0%) of the gross revenues for such Property for such period.

         "Net Proceeds" shall mean, (a) in the case of (i) a Disposition, the aggregate amount of all cash received (including without limitation, all cash payments received by way of deferred payment of principal or interest pursuant to a note or installment receivable or otherwise, but only as and when received), directly or indirectly, by the Parent, the Borrower or any other Subsidiary in connection with such Disposition or (ii) in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Parent, the Borrower or any other Subsidiary in respect of such Casualty Event, in each case net of (x) the amount of any out-of-pocket legal fees, title and recording tax expenses, commissions and other customary fees and expenses actually incurred by the Parent, the Borrower or any other Subsidiary in connection with such Disposition or Casualty Event, (y) any income taxes reasonably estimated in good faith to be payable by the Parent, the Borrower or any other Subsidiary in connection with such Disposition or Casualty Event and other taxes thereon to the extent such other taxes are actually paid by the Parent, the Borrower or any other Subsidiary, and
(z) any repayments by the Parent, the Borrower or any other Subsidiary of Indebtedness (other than Indebtedness under any of the Loan Documents) to the extent that such Indebtedness is secured by a Lien on the property that is the subject of such Disposition or Casualty Event; and (b) in the case of an Equity Issuance or Debt Issuance, the aggregate amount of all cash received by the Parent, the Borrower or any other Subsidiary in respect of such Equity Issuance or Debt Issuance net of (i) investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by the Parent, the Borrower or any other Subsidiary in connection with such Equity Issuance or Debt Issuance and (ii) in the case of a Debt Issuance of Secured Indebtedness (the "New Debt"), any repayments by the Parent, the Borrower or any other Subsidiary of existing Indebtedness to the extent that such existing Indebtedness is secured by a Lien on the property that is to secure such New Debt.

         "Nonrecourse Indebtedness" means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for reasonable and customary exceptions for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such Nonrecourse Indebtedness, post-default interest, attorney's fees and other costs of collection to the extent not covered by the value of the property constituting security for such Nonrecourse Indebtedness and other similar exceptions to nonrecourse liability, and completion guarantees for Development Properties and Major Redevelopment Properties) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

         "Note" means a Revolving Note or a Term Note.

         "Notice of Borrowing" means a notice in the form of Exhibit H to be delivered to the Agent pursuant to Section 2.1.(c) evidencing the Borrower's request for a borrowing of Loans.

         "Notice of Continuation" means a notice in the form of Exhibit I to be delivered to the Agent pursuant to Section 2.7. evidencing the Borrower's request for the Continuation of a LIBOR Loan.

         "Notice of Conversion" means a notice in the form of Exhibit J to be delivered to the Agent pursuant to Section 2.8. evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.

         "Obligations" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement, any of the other Loan Documents, including, without limitation, the Fees, any other fees payable under any Loan Document and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "Occupancy Rate" means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants paying rent (including each tenant in occupancy during a free rent period negotiated under the terms of its lease and space provided to and accepted by a tenant for performance by the tenant of fit-up work) pursuant to binding leases as to which no monetary default has occurred and is continuing to (b) the aggregate net rentable square footage of such Property. When determining the Occupancy Rate of a Property, a tenant will be deemed to be in occupancy provided such tenant (A) is paying rent to the extent required under the lease, (B) has taken physical possession of its leased space, and (C) if not already open for business, the Borrower reasonably anticipates that such tenant will be open for business within 90 days of the date such tenant first took possession of such space.

         "Off Balance Sheet Liabilities" means, with respect to any Person, (a) any repurchase obligation or liability of such Person with respect to any accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability of such Person with respect to property or assets leased by such Person as lessee and (c) all obligations of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing, if in the case of this clause (c), the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease or (ii) does not (and is not required to pursuant to GAAP) appear as a liability on the balance sheet of such Person. The obligations or liabilities of a Person as lessee under any operating lease shall not be included within this definition so long as the terms of such operating lease do not require any payment by or on behalf of such Person at the scheduled termination date of such operating lease, pursuant to a required purchase by or on behalf of such Person of the property or assets subject to such operating lease.

         "Operating Real Estate Value" means, as of a given date, the Net Operating Income for all Properties (excluding Development Properties and Major Redevelopment Properties) of the Parent, its Subsidiaries and its Unconsolidated Affiliates for the four fiscal-quarter period most recently ended divided by 9.25%. For purposes of determining Operating Real Estate Value (a) Net Operating Income from Properties acquired by the Parent, any Subsidiary or any Unconsolidated Affiliate during the immediately preceding two fiscal quarters of the Parent or disposed of by any such Person during the immediately preceding fiscal quarter of the Parent, shall be excluded, (b) the calculation of Net Operating Income from Properties owned by the Parent, any Subsidiary or any Unconsolidated Affiliate for more than two but less than four fiscal quarters shall be appropriately annualized, (c) Net Operating Income from Properties upon which construction is then in progress shall be excluded, and (d) with respect to a Property owned by an Unconsolidated Affiliate, only the greater of the Parent's (i) Ownership Share or (ii) Recourse Share of the Net Operating Income, as applicable, of such Property shall be used when determining Operating Real Estate Value.

         "Ownership Share" means, with respect to any Subsidiary of a Person or any Unconsolidated Affiliate of a Person, the greater of (a) such Person's relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person's relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

         "Parent" has the meaning set forth in the introductory paragraph hereof and shall include the Parent's successors and permitted assigns.

         "Participant" has the meaning given that term in Section 11.5.(c).

         "Partnership Agreement" means that certain First Amended and Restated Agreement of Limited Partnership Agreement of PREIT Associates, L.P. dated as of September 30, 1997, by and among Pennsylvania Real Estate Investment Trust, as the general partner and the limited partners whose names are set forth therein, as amended and in effect on the Agreement Date.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "Permitted Liens" means (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.7.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of the Borrower and (e) Liens in favor of the Agent for the benefit of the Lenders.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Post-Default Rate" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to 5.0% plus the Base Rate as in effect from time to time.

         "Preferred Stock" means, with respect to any Person, shares of capital stock of, or other Equity Interests in, such Person which are entitled to preference or priority over any other capital stock of, or other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

         "Property" means a parcel (or group of related parcels) of real property developed (or which is to be developed) principally for retail, industrial or residential multi-family use.

         "Rating Agencies" means each of Moody's and S&P.

         "Recourse Share" means, with respect to any Person, the portion (calculated as a percentage) of the total Indebtedness of another Person guaranteed by such Person, or which is otherwise recourse to such Person (other than Indebtedness consisting of Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from reasonable and customary exceptions to Nonrecourse Indebtedness, such as for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such Nonrecourse Indebtedness, post-default interest, attorney's fees and other costs of collection to the extent not covered by the value of the property constituting security for such Nonrecourse Indebtedness and other similar exceptions to recourse liability).

         "Register" has the meaning given that term in Section 11.5.(e).

         "Regulatory Change" means, with respect to any Lender, any change effective after the Agreement Date (or with respect to any Lender that becomes a party to this Agreement after the Agreement Date, any change effective after the date on which such Lender becomes a party hereto) in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

         "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

         "Requisite Lenders" means, as of any date, Lenders having at least 66-2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the Loans; provided, however, if at the time of determination there are fewer than 3 Lenders, "Requisite Lenders" shall mean all Lenders.

         "Reserve for Replacements" means, for any period and with respect to any Property, an amount equal to (a)(i) if such Property is an apartment complex, $250 per apartment unit; or (ii) for any retail or industrial Property, the greater of (x)(A) the aggregate square footage of all completed space of such Property times (B) $0.15 in the case of a retail Property or $0.10 in the case of an industrial Property or (y) the actual capital expenditures made with respect to such Property during such period (excluding capital expenditures in respect of non-recurring items) times (b) the number of days in such period divided by (c) 365. The Properties included in the calculation of Reserve for Replacements shall not include those Properties or portions thereof with respect to which or to the extent that a third party (a) owns the improvements thereon,
(b) is a party to a ground lease with the Parent, the Borrower or a Subsidiary with respect to the land therein and (c) is contractually obligated to make all repairs and capital improvements and replacements thereof.

         "Restricted Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares or similar units of such class of stock or other equity interest to the holders thereof;
(b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding.

         "Revolving Commitment" means, as to each Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.(a) in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender's Revolving Commitment or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced or increased from time to time pursuant to the terms of this Agreement.

         "Revolving Credit Termination Date" means October 27, 2003 or such later date to which such date may be extended in accordance with Section 2.10.

         "Revolving Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

         "Revolving Note" has the meaning given that term in Section 2.9.(a).

         "Rouse Acquisition" means the acquisition by the Parent, indirectly through Subsidiaries, from affiliates of The Rouse Company, of the Rouse Properties pursuant to the applicable Agreements of Purchase and Sale dated as of March 7, 2003 by and among certain Subsidiaries of the Parent, as buyers, and certain affiliates of The Rouse Company, as sellers.

         "Rouse Properties" means each of the retail Properties commonly known as Cherry Hill Mall in Camden County, New Jersey, Moorestown Mall in Burlington County, New Jersey, Plymouth Meeting Mall in Montgomery County, Pennsylvania, The Gallery I in Philadelphia, Pennsylvania, Exton Mall (including the Kmart property) in Chester County, Pennsylvania and Echelon Mall in Camden County, New Jersey.

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

         "Secured Indebtedness" means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date and that is secured in any manner by any Lien, and in the case of the Parent, shall include (without duplication) the Parent's Ownership Share of the Secured Debt of its Unconsolidated Affiliates.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

         "Solvent" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

         "Subordinated Debt" means Indebtedness for money borrowed of the Parent, the Borrower or any other Subsidiary that is subordinated in right of payment and otherwise to the Loans and the other Obligations (or in the case of a Subsidiary that is a Guarantor, all obligations of such Subsidiary under or in respect of the Guaranty) in a manner satisfactory to the Agent in its sole and absolute discretion.

         "Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Substantial Amount" means, at the time of determination thereof, an amount in excess of 30.0% of total consolidated assets (exclusive of depreciation) at such time of the Parent and its Subsidiaries determined on a consolidated basis.

         "Tangible Net Worth" means, for any Person and as of a given date, such Person's total consolidated stockholder's equity plus, in the case of the Parent, accumulated depreciation and amortization, minus (to the extent reflected in determining stockholders' equity of such Person): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for patents, patent applications, copyrights, trademarks, trade names, goodwill and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

         "Taxes" has the meaning given that term in Section 3.11.

         "Term Commitment" means, as to each Lender, such Lender's obligation to make Term Loans pursuant to Section 2.1.(b) in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender's Term Commitment or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced or increased from time to time pursuant to the terms of this Agreement.

         "Term Loan" means a loan made by a Lender to the Borrower pursuant to
Section 2.1.(b).

         "Term Loan Facility Expiration Date" means July 25, 2003.

         "Term Loan Maturity Date" means October 27, 2003 or such later date to which such date may be extended in accordance with Section 2.10.

         "Term Note" has the meaning given that term in Section 2.9.(b).

         "Total Budgeted Cost Until Stabilization" means, with respect to a Development Property or a Major Redevelopment Property, and at any time, the aggregate amount of all costs budgeted to be paid, incurred or otherwise expended or accrued by the Parent, the Borrower, a Subsidiary or an Unconsolidated Affiliate with respect to such Property to achieve an Occupancy Rate of 100%, including without limitation, all amounts budgeted with respect to all of the following: (a) acquisition of land and any related improvements; (b) a reasonable and appropriate reserve for construction interest; (c) a reasonable and appropriate operating deficit reserve; (d) tenant improvements; (e) leasing commissions and infrastructure costs and (f) other hard and soft costs associated with the development or redevelopment of such Property. With respect to any Property to be developed in more than one phase, the Total Budgeted Cost Until Stabilization shall exclude budgeted costs (other than costs relating to acquisition of land and related improvements) to the extent relating to any phase for which (i) construction has not yet commenced and (ii) a binding construction contract has not been entered into by the Parent, the Borrower, any other Subsidiary or any Unconsolidated Affiliate, as the case may be. The calculation of Total Budgeted Cost Until Stabilization herein shall be net of the aggregate sale proceeds of a sale of a pad site within a Development Property or Major Redevelopment Property that are payable pursuant to a binding sale contract with a third party approved by the Agent.

         "Total Liabilities" means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on the consolidated balance sheet of such Person as of such date, and in any event shall include (without duplication): (a) all Indebtedness of such Person (whether or not Nonrecourse Indebtedness and whether or not secured by a Lien), including without limitation, Capitalized Lease Obligations and the full stated amount of undrawn letters of credit issued for the account of such Person, but excluding (i) letters of credit secured with cash collateral, (ii) letters of credit issued solely in lieu of a non-payment performance obligation,
(iii) letters of credit securing a refundable obligation under a binding contract and (iv) that certain Letter of Credit issued under the Existing Credit Agreement in the stated amount of $5,000,000 and naming The Equitable Life Assurance Society of the United States as the beneficiary; (b) all accounts payable (including tenant deposits accounted for as payables but excluding tenant deposits held as restricted cash and not included in the calculation of Gross Asset Value pursuant to clause (b) of the definition of such term) and accrued expenses of such Person; (c) all purchase and repurchase obligations and forward commitments of such Person to the extent such obligations or commitments are evidenced by a binding purchase agreement (forward commitments shall include without limitation forward equity commitments); (d) all unfunded obligations of such Person; (e) all lease obligations of such Person (including ground leases) to the extent required under GAAP to be classified as a liability on the balance sheet of such Person; (f) all Contingent Obligations and Off Balance Sheet Liabilities of such Person; (g) all liabilities of any Unconsolidated Affiliate of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis; and (h) the greater of such Person's (i) Ownership Share or (ii) Recourse Share of the Indebtedness of any Unconsolidated Affiliate of such Person, including Nonrecourse Indebtedness of such Person. For purposes of clauses (c) and (d) of this definition, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase or otherwise acquire unimproved or fully developed real property shall be equal to (i) the total purchase price payable by such Person under the contract if, at such time, the seller of such real property would be entitled to specifically enforce the contract against such Person, otherwise, (ii) the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under the contract which, at such time, would be subject to forfeiture upon termination of the contract. For purposes of this definition, if the assets of a Subsidiary of a Person consist solely of Equity Interests in one Unconsolidated Affiliate of such Person and such Person is not otherwise obligated in respect of the Indebtedness of such Unconsolidated Affiliate, then only such Person's Ownership Share of the Indebtedness of such Unconsolidated Affiliate shall be included as Total Liabilities of such Person. For purposes of this definition, the Total Liabilities of the Parent associated with the Blue Route shall, at any time prior to and including March 31, 2001, equal the Parent's Ownership Share of the Indebtedness of the Blue Route. For purposes of determining the Total Liabilities of the Parent and the Subsidiaries, the amount of any Indebtedness assumed by the Parent or any Subsidiary at the time of an acquisition which the Parent is required under GAAP to reflect at fair value on a balance sheet, shall be equal to outstanding principal balance of such Indebtedness and not the fair value of such Indebtedness as would be reflected on the Parent's balance sheet.

         "Trust Agreement" means that certain Pennsylvania Real Estate Investment Trust Trust Agreement, as amended and restated as of December 16, 1997, among the trustees a party thereto, as amended and in effect on the Agreement Date.

         "Type" with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

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

         "Unconsolidated Affiliate" means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated in accordance with GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "Unfunded Liabilities" means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Benefit Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Benefit Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Benefit Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Wells Fargo" means Wells Fargo Bank, National Association, and its successors and permitted assigns.

         "Wholly Owned Subsidiary" means any Subsidiary of a Person all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) of which are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. In the case of the Parent, the term "Wholly Owned Subsidiary" shall also include any Subsidiary of the Parent (a) of which the Parent owns or controls, directly, or indirectly through one or more other Subsidiaries, substantially all of the equity securities or other ownership interests and (b) over which the Parent possesses sufficient control to warrant treating such Subsidiary as if it were otherwise a Wholly Owned Subsidiary, in each case, as determined by the Agent.




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